As filed with the Securities and Exchange Commission on December 26, 2002

                          Registration No. 333-_______

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             SOMERSET HILLS BANCORP
             (Exact name of registrant as specified in its charter)

               New Jersey                                 22-3768777
               ----------                                 ----------
(State or Jurisdiction of Organization)        (IRS Employer Identification No.)

                               155 Morristown Road
                         Bernardsville, New Jersey 07924
                                 (908) 221-0100
          (Address and telephone number of principal executive offices)

                         1998 Combined Stock Option Plan
                      1998 Non-Qualified Stock Option Plan
                         2001 Combined Stock Option Plan
                            (Full title of the plan)

          Stewart E. McClure, Jr., President, Chief Executive Officer,
                             Chief Operating Officer
                         Bernardsville, New Jersey 07924
                                 (908) 221-0100
            (Name, address and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------

                                                        Proposed               Proposed
 Title of each class of       Amount to be              maximum                 maximum               Amount of
    securities to be         registered (1)          offering price            aggregate        registration fee (2)
       registered                                    per share (2)          offering price
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Common Stock
No par  value                    525,000                 $8.20                $4,305,000               $396.00
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

---------------

(1) Maximum number of shares authorized for issuance pursuant to the exercise of options under Registrant's 1998 Combined Stock Option Plan, 1998 Non-Qualified Stock Option Plan, and 2001 Combined Stock Option Plan (collectively the "Plans"). This Registration Statement also relates to such indeterminate number of additional shares of Common Stock of the Registrant as may be issuable as a result of stock splits, stock dividends or similar transactions, as described in such Plans.

(2)  Estimated solely for the purpose of calculating the registration fee.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold to prevent dilution resulting from certain capital changes affecting the Registrant.


                                     PART II
                                     -------

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------

Item 3. Incorporation of Documents by Reference.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, accordingly, files periodic reports and other information with the Securities and Exchange Commission (the "SEC"). Reports, proxy statements and other information concerning the Company filed with the SEC may be inspected and copies may be obtained (at prescribed rates) at the SEC's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a Website that contains copies of such material. The address of the Commission's Website is http://www.sec.gov.

     The following documents filed with the SEC are hereby incorporated by reference into this Registration Statement:

          (a) the description of the Company's Common Stock, no par value per share, contained in the Company's Registration Statement on Form 8-A, File No. 000-50055, as filed with the Securities and Exchange Commission on October 28, 2002, to register the Common Stock under
          Section 12(g) of the Exchange Act; and

          (b) the Company's registration statement on Form SB-2, File No. 333-99647, as filed with the Securities and Exchange Commission on September 17, 2002.

     In addition, all documents subsequently filed by the Company with the SEC pursuant to Sections 12, 13(a), 14 and 15(d) of the Exchange Act after the effective date of this Registration Statement, but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the respective date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or is deemed to be incorporated by reference herein modified or superseded such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

       Not applicable.

Item 5. Interests of Named Experts and Counsel.

       Not applicable.

Item 6. Indemnification of Directors and Officers.

     Article VI of the Corporation's Certificate of Incorporation provides as follows:

     Subject to the following, a director or officer of the Corporation shall not be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders. The preceding sentence shall not relieve a director or officer from liability for any breach of duty based upon an act or omission (i) in breach of such person's duty of loyalty to the Corporation or its shareholders, (ii) not in good faith or involving a knowing violation of law, or (iii) resulting in receipt by such person of an improper personal benefit. If the New Jersey Business Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer or both of the Corporation shall be eliminated or limited to the fullest extent permitted by the New Jersey Business Corporation Act as so amended. Any amendment to this Certificate of Incorporation, or change in law which authorizes this paragraph shall not adversely affect any then existing right or protection of a director or officer of the Corporation.

Article VII of the Corporation's Certificate of Incorporation provides as follows:

     Article VII of the Certificate of Incorporation of the Company provides that the Company shall indemnify its present and former officers, directors, employees and agents and persons serving at its request against expenses, including attorneys' fees, judgments, fines or amounts paid in settlement incurred in connection with any pending or threatened civil or criminal proceedings to the fullest extent permitted by the New Jersey Business Corporation Act. Article VII also provides that such indemnification shall not exclude any other rights to indemnification to which a person may otherwise be entitled, and authorizes the Company to purchase insurance on behalf of any of the persons enumerated against any liability whether or not the Company would have the power to indemnify him under the provisions of Article VII. The New Jersey Business Corporation Act empowers a corporation to indemnify a corporate agent against his expenses and liabilities incurred in connection with any proceeding (other than a derivative lawsuit) involving the corporate agent by reason of his being or having been a corporate agent if (a) the agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and (b) with respect to any criminal proceeding, the corporate agent had no reasonable cause to believe his conduct was unlawful. For purposes of the Act, the term "corporate agent" includes any present or former director, officer, employee or agent of the corporation, and a person serving as a "corporate agent" for any other enterprise at the request of the corporation. With respect to any derivative action, the corporation is empowered to indemnify a corporate agent against his expenses (but not his liabilities) incurred in connection with any proceeding involving the corporate agent by reason of his being or having been a corporate agent if the agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, only the court II-1 in which the proceeding was brought can empower a corporation to indemnify a corporate agent against expenses with respect to any claim, issue or matter as to which the agent was adjudged liable for negligence or misconduct. The corporation may indemnify a corporate agent in a specific case if a determination is made by any of the following that the applicable standard of conduct was met:
     (i) the Board of Directors, or a committee thereof, acting by a majority vote of a quorum consisting of disinterested directors; (ii) by independent legal counsel if there is not a quorum of disinterested directors or if the disinterested quorum empowers counsel to make the determination; or (iii) by the stockholders. A corporate agent is entitled to mandatory indemnification to the extent that the agent is successful on the merits or otherwise in any proceeding, or in defense of any claim, issue or matter in the proceeding. If a corporation fails or refuses to indemnify a corporate agent, whether the indemnification is permissive or mandatory, the agent may apply to a court to grant him the requested indemnification. In advance of the final disposition of a proceeding, the corporation may pay an agent's expenses if the agent agrees to repay the expenses unless it is ultimately determined he is entitled to indemnification.

Item 7. Exemption From Registration Claimed.

       Not applicable.

Item 8. Exhibits.

       The following exhibits are filed with this Registration Statement.

        Exhibit
        Number   Description of Exhibit

        4(a)              1998 Combined Stock Option Plan (1)

        4(b)              1998 Non-Qualified  Stock Option Plan (1)

        4(c)              2001 Combined Stock Option Plan (1)

        5                 Opinion of Windels Marx Lane & Mittendorf, LLP

        23(a)             Consent of KPMG LLP

        23(b) Consent of Windels Marx Lane & Mittendorf, LLP (included in the Opinion filed as Exhibit 5 hereto)

        -----------------------
        (1) Incorporated by reference from the Company's registration statement on Form SB-2, File No. 333-99647 from Exhibits
        10.1,10.2 and 10.3.

Item 9. Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the company pursuant to the foregoing provisions, or otherwise, the company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the company of expenses incurred or paid by a director, officer of controlling person of the company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Bernardsville, State of New Jersey, on December 26, 2002.


                                     SOMERSET HILLS BANCORP


                                     By:      /s/ Stewart E. McClure, Jr.
                                              ----------------------------------
                                              Stewart E. McClure, Jr.
                                              President, Chief Executive Officer
                                              and Chief Operating Officer


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on December 26, 2002 by the following persons in the capacities indicated.



/s/ Stewart E. McClure, Jr.
---------------------------
Stewart E. McClure, Jr.
President, Chief Executive Officer, and Chief Operating Officer

/s/ Gerard Riker
----------------
Gerard Riker
Executive Vice President and Chief Financial Officer

/s/ William J. Begley
---------------------
William J. Begley
Director

/s/ Edward B. Deutsch
---------------------
Edward B. Deutsch
Chairman

/s/ Paul Fitzgerald
-------------------
Paul Fitzgerald
Director

/s/ Richard C. Fowler, Jr.
--------------------------
Richard C. Fowler, Jr.
Director

/s/ Jerome J. Graham, Jr.
-------------------------
Jerome J. Graham, Jr.
Director

/s/ Desmond V. Lloyd
--------------------
Desmond V. Lloyd
Director

/s/ Dennis C. Longwell
----------------------
Dennis C. Longwell
Director

/s/ Paul F. Lozier
------------------
Paul F. Lozier
Director

/s/ Thompson H. McDaniel
------------------------
Thompson H. McDaniel
Director

/s/ Peter F. Muratore
---------------------
Peter F. Muratore
Director

/s/ Gerald B. O'Connor
----------------------
Gerald B. O'Connor
Director

/s/ Nicholas Rizzo
------------------
Nicholas Rizzo
Director

/s/ M. Gerald Sedam
-------------------
M. Gerald Sedam
Director

/s/ Joseph M. Sullivan
----------------------
Joseph M. Sullivan
Director

/s/ John A. Van Voorhis
-----------------------
John A. Van Voorhis
Director

/s/ Sidney F. Wentz
-------------------
Sidney F. Wentz
Director

                          EXHIBIT INDEX TO REGISTRATION
                              STATEMENT ON FORM S-8
                              ---------------------
                            OF SOMERSET HILLS BANCORP
                            -------------------------


Exhibit  Number            Description of Exhibit
---------------            ----------------------

         4(a)              1998 Combined Stock Option Plan (1)

         4(b)              1998 Non-Qualified  Stock Option Plan (1)

         4(c)              2001 Combined Stock Option Plan (1)

         5                 Opinion of Windels Marx Lane & Mittendorf, LLP

         23(a)             Consent of KPMG LLP

         23(b) Consent of Windels Marx Lane & Mittendorf, LLP (included in the Opinion filed as Exhibit 5 hereto)

-----------------------
(1) Incorporated by reference from the Company's registration statement on Form SB-2, File No. 333-99647.